                                                                     EXHIBIT 4.4

                                 SCANSOFT, INC.

                     STAND-ALONE STOCK OPTION AGREEMENT (A)

I.       NOTICE OF STOCK OPTION GRANT

         You, Michael K. Tivnan (the "Optionee"), have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

         Date of Agreement/Grant                     October 28, 1999

         Exercise Price per Share                    $1.7200

         Total Number of Shares
           Purchasable Under this Option:            10,000

         Total Exercise Price                        $17,200.00

         Term/Expiration Date:                       October 28, 2009

         Vesting Schedule:

         This Option shall vest and become exercisable with respect to the number of Shares of Common Stock, and on the scheduled vesting dates as set forth below, provided that the Optionee continues to be a Service Provider on such date:

         100% of the Shares subject to the Option shall vest on October 9, 2002.

         Termination Period:

         This Option may be exercised for 12 MONTHS after Optionee terminates his employment for reasons other than for death or disability. Upon the death or Disability of the Optionee, 50% of the then outstanding unvested options immediately prior to this termination of employment covered hereunder will accelerate and will be exercisable for a period of 12 MONTHS after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.      AGREEMENT

A. Definitions. As used herein, the following definitions shall apply:

                           1. "Administrator" means the Board or any of its Committee of the Board that has been designated to administer this Agreement, in accordance with Section H below.

                           2.       "Agreement" means this stock option
                  agreement between the Company and Optionee evidencing the terms and conditions of this Option.

                           3. "Applicable Laws" means the requirements relating to the administration of stock options under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

                           4. "Board" means the Board of Directors of the Company.

                           5. "Code" means the Internal Revenue Code of 1986, as amended.

                           6. "Common Stock" means the common stock of the Company.

                           7. "Company" means ScanSoft, Inc. a Delaware corporation.

                           8. "Consultant" means a person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                           9.       "Director" means a member of the Board.

                           10. "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                           11. "Employee" means an employee of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary of the Company, or any successor.

                           12. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                           13. "Exercise Price" means the price at which a Share may be purchased by the Optionee pursuant to the exercise of this Option, which is the Fair Market Value per Share on the date of this Agreement.

                           14. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                                    (1) If the Common Stock is listed on any
                                        established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the market trading day on the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                                    (2) If the Common Stock is regularly quoted
                                        by a recognized securities dealer but
                                        selling prices are not reported, the
                                        Fair Market Value of a Share of Common
                                        Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                                    (3) In the absence of an established market
                                        for the Common Stock, the Fair Market
                                        Value shall be determined in good faith
                                        by the Administrator.

                           15. "Nonstatutory Stock Option" means a stock option to purchase Shares that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                           16. "Notice of Grant" means the written notice set forth in Part I of this Agreement, which evidences certain terms and conditions of this Option grant. The Notice of Grant is part of the Agreement.

                           17. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                           18.      "Option" means this Nonstatutory Stock
                  Option.

                           19. "Optioned Stock" means the Common Stock subject to this Option.

                           20. "Optionee" means Michael K. Tivnan or his successor.

                           21. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                           22. "Service Provider" means an Employee, Director or Consultant.

                           23. "Share" means a share of Common Stock, as adjusted in accordance with Section G of this Agreement.

                           24.      "Subsidiary" means a "subsidiary
                  corporation", whether now or hereafter existing, as defined in
                  Section 424(f) of the Code.

B. Grant of Option.

         The Board hereby grants to the Optionee the option to purchase, on the terms and conditions set forth in this Agreement, all or any part of the total number of Shares set forth in the Notice of

Grant, at the Exercise Price set forth in the Notice of Grant. The Shares may be authorized, but unissued or reacquired Shares.

C. Exercise of Option.

                           (a)      Right to Exercise. This Option is
                  exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of this Option Agreement.

                           (b)      Method of Exercise. This Option is
                  exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to the Stock Plan Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Stock Plan Administrator of the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price (and the amount of any income or employment tax the Company is required by law to withhold by reason of such exercise).

                           (c) Notwithstanding the foregoing, no Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

D. Method of Payment.

         Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                                    (a)      cash or check; or

                                    (b)      consideration received by the
                           Company under a cashless exercise program implemented by the Company in connection with this Agreement; or

                                    (c)      surrender of other Shares which (i)
                           in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

E. Non-Transferability of Option.

         This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

F. Termination of Relationship as a Service Provider/Disability of Optionee/Death of Optionee.

         This Option may be exercised for 12 MONTHS after Optionee terminates his employment for reasons other than for death or disability. Upon the death or Disability of the Optionee, 50% of the then outstanding unvested options immediately prior to this termination of employment covered hereunder will accelerate and will be exercisable for a period of 12 MONTHS after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

G. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset
Sale.

                                    (a) Changes in Capitalization. Subject to
                                        any required action by the stockholders
                                        of the Company, the number of Shares of
                                        the Optioned Stock, as well as the
                                        Exercise Price of the Optioned Stock,
                                        shall be proportionately adjusted for
                                        any increase or decrease in the number
                                        of issued Shares resulting from a stock
                                        split, reverse stock split, stock
                                        dividend, combination or
                                        reclassification of the Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; provided, however, that a conversion of the convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of the Optioned Stock or the Exercise price of the Optioned Stock.

                                    (b) Dissolution or Liquidation. In the event
                                        of the proposed dissolution or
                                        liquidation of the Company, the Board
                                        shall notify the Optionee as soon as
                                        practicable prior to the effective date
                                        of such proposed transaction. The Board, in its discretion, may provide for the Optionee to have the right to exercise his Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed.

                                    (c) Merger or Asset Sale. In the event of a
                                        merger of the Company with or into
                                        another Corporation, or the sale of
                                        substantially all of the assets of the

                                        Company, the Option shall be assumed or
                                        an equivalent option substituted by the
                                        successor corporation or a Parent or
                                        Subsidiary of the successor corporation.
                                        In the event that the successor
                                        corporation refuses to assume or
                                        substitute for the Option, the Optionee
                                        shall fully vest in and have the right
                                        to exercise the Option as to all of the
                                        Optioned Stock, including Shares as to
                                        which it would not otherwise be vested
                                        or exercisable. If the Option becomes
                                        fully vested and exercisable in lieu of
                                        assumption or substitution in the event
                                        of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive for each Share of Optioned Stock subject to the Option immediately prior to the merger or sales of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sales of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

H.       Administration of the Agreement.

         The Board shall have the authority, in its discretion, to construe and interpret the terms of this Agreement and the Option granted pursuant thereto, to prescribe, amend and rescind rules and regulations relating to the Agreement, to determine the Fair Market Value of the Common Stock, and to make all other determinations deemed necessary or advisable for administering the Agreement. The Board's decisions, determinations and interpretations shall be final and binding on the Optionee and all other persons.

I.       Notices.

         Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

J.       Withholding Taxes.

         The Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary of the Company employing or retaining the Optionee) for the satisfaction of all federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered a the time of exercise.

K.       Entire Agreement; Governing Law.

         This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

                        NO GUARANTEE OF CONTINUED SERVICE

                  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                      SCANSOFT, INC.

______________________________                 _________________________________
Signature                                      By

                                               Chairman
______________________________                 _________________________________
Michael K. Tivnan                              Title

_____________________________
Residence Address

_____________________________

                                    EXHIBIT A

                                 SCANSOFT, INC.

                     STAND-ALONE STOCK OPTION AGREEMENT (A)

                                 EXERCISE NOTICE

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960

Attention: Stock Plan Administrator

         1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of ScanSoft, Inc. (the "Company") under and pursuant to the Stand-Alone Stock Option Agreement (A), dated October 28, 1999 (the "Option Agreement").. The purchase price for the Shares shall be $1.7200 as set forth in Part I of the Option Agreement.

         2. Delivery of Payment. The Purchaser herewith delivers to the Company the full purchase price for the Shares.

         3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Part II Section G of the Agreement.

         5. Tax Consultation. The Purchaser hereby acknowledges and confirms that he understands the he may suffer adverse tax consequences as a result of his purchase or disposition of the Shares. The Purchaser hereby represents that he has consulted with any tax consultants he deems advisable in connection with the purchase or disposition of the Shares and that he is not relying on the Company for any tax advice.

         6. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Purchaser or by the Company forthwith to the Board (as defined in the Option Agreement). The resolution of such a dispute by the Board shall be final and binding on all parties.

         6. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

Submitted by:                                        Accepted by:

PURCHASER:                                           SCANSOFT, INC.

___________________________                          ___________________________
Signature                                            By

___________________________                          ___________________________
Print Name                                           Its

Address:                                             Address:

___________________________                          SCANSOFT, INC.

___________________________

                                                     ___________________________
                                                     Date Received

                                      -2-